IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA
                                          GENERAL JURISDICTION DIVISION

                                          CASE NO.          00-32262 CA 03
In Re:

MORTGAGE.COM, INC.

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


           EX PARTE MOTION TO HAVE PRE-ASSIGNMENT BANK ACCOUNTS REMAIN
                              OPEN WITH NAME CHANGE
                              ---------------------

         Lewis B. Freeman, Assignee for the Benefit of Creditors of Mortgage.com, Inc. (the "Assignee"), respectfully, requests this Court enter an ex parte order authorizing him to immediately change the name on pre-assignment bank accounts and in support thereof states as follows:

         1. Mortgage.com, Inc. ("MDC") was a publicly traded company with thousands of shareholders that was involved in the business of supplying mortgages to on-line consumers.

         2. On December 14, 2000, a petition commencing an assignment for the benefit of creditors pursuant to Chapter 727, Florida Statutes, was made by MDC, Assignor, with its principal place of business at 7900 Red Road #23, South Miami, Florida 33143 to Lewis B. Freeman, Assignee, whose address is 3250 Mary Street, Coconut Grove, Florida 33133.

         3. Residential Finance Corporation ("RFC") asserts that it is the secured lender on, among other things, the mortgages that the Assignor issued in the ordinary course of business.

         4. Upon RFC's sale of these mortgages on the secondary market, the money would be deposited at Bank One.


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                                                        Case No.  00-32262 CA 03


         5. These pre-assignment Bank One accounts, i.e., account numbers 9415505, 5234069, 5234034, and 5234077, should remain open for the processing of open receivables from the sale of the mortgages.

         6. Pursuant to Florida Statute Section 727.111(9), this Court has discretion to "consider motions and grant or deny relief without notice or hearing" whenever notice is not specifically required to be given. As there is no specific requirement for providing notice for the relief requested herein, the Assignee requests that the Court enter an order on an ex-parte basis.

         WHEREFORE, the Assignee respectfully requests this Court to enter an ex parte order authorizing him to change the name on the pre-assignment Bank One accounts from Mortgage.com, Inc. to Lewis B. Freeman, Assignee and such further relief that is just and proper.

         Signed on December 15, 2000

                                       MARKOWITZ, DAVIS, RINGEL & TRUSTY, P.A.
                                       Attorneys for Lewis B. Freeman, Assignee


                                       By:   /s/ Candis Trusty
                                          --------------------------------------
                                            CANDIS TRUSTY
                                            Florida Bar No.  335101
                                            ILAN MARKUS
                                            Florida Bar No.  097284